UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5245912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Broad Street

Red Bank, New Jersey 07701

(908) 336-0360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ashleigh Palmer

Chief Executive Officer

Provention Bio, Inc.

55 Broad Street

Red Bank, New Jersey 07701

(908) 336-0360

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Thomas J. Danielski, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, Massachusetts 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 29, 2022

PRELIMINARY PROSPECTUS

PROSPECTUS

PROVENTION BIO, INC.

13,318,535 Shares of Common Stock

Warrants to Purchase 13,318,535 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time of up to (i) 13,318,535 shares of our common stock, par value $0.0001 per share (the “Common Stock”), and (ii) up to 13,318,535 shares of Common Stock upon the exercise of warrants by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors.

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities from time to time on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 11.

We are not offering any shares of our Common Stock for sale under this prospectus. We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our Common Stock is quoted on The Nasdaq Global Select Market under the symbol “PRVB.” On July 28, 2022, the last reported sale price of our Common Stock as reported on The Nasdaq Global Select Market was $3.84 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. See “Risk Factors” on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated        , 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, “Provention Bio”, the “Company”, “we”, “us”, “our” and similar names refer to Provention Bio, Inc.

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ABOUT THE COMPANY

Company Overview

We are a clinical-stage biopharmaceutical company dedicated to intercepting and preventing immune-mediated diseases. Since our inception, we have devoted substantially all of our efforts to business planning, research and development, pre-commercial activities, recruiting management and technical staff, acquiring operating assets, partnering and raising capital. We have not yet commenced any commercial revenue-generating operations, do not have any positive cash flows from operations and we will need to raise additional capital to finance our operations.

We have not generated any revenue from commercial product sales to date and, through March 31, 2022, we had an accumulated deficit of $314.0 million. We have financed our operations primarily through equity offerings.

We expect that over the next several years we will continue to incur losses from operations as we increase our expenditures in research and development in connection with our regulatory submissions, clinical trials and other development activities, as well as costs to support our commercialization efforts to launch teplizumab, if we receive regulatory approval in the United States. If adequate funds are not available to us on a timely basis, or at all, we may be required to terminate or delay certain development and pre-commercial activities.

Our Focus and Pipeline

Our goal is to pioneer substantial improvements in standards of care for autoimmune disease. Autoimmune disorders are a leading cause of death and disability around the world. Over 23 million patients in the United States live with autoimmune disease, with prevalence increasing significantly. There are over 100 types of autoimmune disorders which reduce patient quality-of-life, can result in complications such as cardiovascular risk and organ failures, and increase the risk of overall mortality.

Our portfolio aims to address autoimmune disease through modulating key upstream and nodal mechanisms of immune dysregulation. Our lead asset is focused initially on patients at-risk for clinical type 1 diabetes, for which we resubmitted a Biologics License Application (“BLA”) to the Food and Drug Administration, have been assigned a user fee goal date of November 17, 2022 and continue to prepare for a potential approval and commercialization, and newly diagnosed patients, for which we have an ongoing Phase 3 clinical trial, the PROTECT study. Further, we intend to pursue the development of our other pipeline product candidates in systemic lupus erythematosus, celiac disease, and other debilitating and life-threatening autoimmune diseases.

Corporate Information

We are a Delaware corporation formed on October 4, 2016. Our principal executive offices are located at 55 Broad Street, 2nd Floor, Red Bank, New Jersey 07701. Our phone number is (908) 336-0360 and our web address is http://www.proventionbio.com. Information contained in or accessible through our website is not, and should not be deemed to be, incorporated by reference in, or considered part of, this prospectus.

2

RISK FACTORS

An investment in our securities involves a high degree of risk, including the risk of a loss of your entire investment. You should carefully consider the risks incorporated by reference in this prospectus, including the risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and in our subsequent filings with the SEC. See “Where You Can Find More Information.” If any such risks actually occur, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our Common Stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus and in the documents incorporated by reference herein as a result of different factors, including the risks we face described in the documents incorporated by reference herein. The risks and uncertainties incorporated by reference herein are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial.

3

DESCRIPTION OF PRIVATE PLACEMENT OF

COMMON STOCK AND WARRANTS

On July 13, 2022, we completed a private placement financing transaction (the “Closing”) pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company, Sessa Capital (Master), L.P. and Armistice Capital Master Fund Ltd. (“Master Fund”), in which we issued (i) 13,318,535 shares (the “Shares”) of Common Stock and (ii) warrants (the “Warrants”) to purchase up to 13,318,535 shares of Common Stock (the “Warrant Shares”). The Shares and Warrants (collectively, the “Securities”) were sold at a purchase price of $4.505 for each share of common stock plus one warrant, for aggregate gross cash proceeds of approximately $60 million excluding transaction costs, fees and expenses. The purchasers of the Securities were the selling stockholders named in this prospectus (the “Purchasers”).

Warrants

The material terms and provisions of the Warrants to purchase shares of Common Stock are summarized below. This summary is subject to and qualified in its entirety by the form of warrant, which was filed with the SEC as an exhibit to the Company’s Form 8-K on July 8, 2022.

Exercisability. The holder may exercise the Warrants at any time or from time to time through July 13, 2027. As further described under “Selling Stockholders,” notwithstanding the foregoing, certain holders will be prohibited from exercising such warrants into shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than a specific percentage of the total number of shares of our Common Stock then issued and outstanding. The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Price. The exercise price upon exercise of each Warrant is $6.00 per share of Common Stock. The exercise price of the Warrants is subject to appropriate adjustment in the event of stock dividends, subdivisions, stock splits, stock combinations, cash distributions, reclassifications, exchanges, combinations or substitutions affecting our Common Stock.

Payment of Exercise Price. The warrant holders have the option to provide payment of the exercise price of the shares being acquired upon exercise of the warrants (i) by check, wire transfer of same day funds, or other form of payment acceptable to the Company, or (ii) by cashless exercise.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the warrant agreement, the Warrants may be transferred.

Acquisitions. If, at any time while each Warrant is outstanding, there is an acquisition, which includes (i) the disposition of all or substantially all of the Company’s assets, (ii) a merger or consolidation in which the stockholders of the Company immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s outstanding voting power immediately after such merger, consolidation or reorganization, the sale of all or substantially all of the assets or voting securities of the Company, or other change of control transaction, or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power, then the holders shall receive upon exercise of the Warrants the kind and amount of securities, cash or other property which the holder would have been entitled to receive pursuant to such acquisition if such exercise had taken place immediately prior to such acquisition.

Rights as a Stockholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the Warrants or by virtue of a holder’s ownership of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Waivers and Amendments. The Warrants and any term thereof may only be amended or otherwise changed, waived, discharged or terminated in writing, signed by the party against which enforcement of such amendment or other change, waiver, discharge or termination is sought.

No Fractional Shares. No fractional shares shall be issued upon the exercise of the Warrants, and the number of Warrant Shares to be issued shall be rounded down to the nearest whole share. If a fractional Warrant Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Warrant Share interest by paying the holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with the Warrant) of a full Warrant Share, less (ii) the then-effective exercise price.

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements, which statements involve substantial risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, among other things, statements about:

●	the expectation that we will incur operating losses for the foreseeable future;
●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;
●	potential attributes and benefits of our current or future product candidates;
●	our dependence on our product candidates, which are in various stages of clinical development or still in preclinical development;
●	our ability to obtain, or the timeline to obtain, regulatory approval from the FDA, the EMA, and other regulatory authorities for our product candidates, such as the use of PRV-031 in at-risk individuals, including the adequacy of clinical data to support approval, the comparability of our current third party manufacturing process with that of previous manufacturing processes by other companies and the need for a companion diagnostic device;
●	the initiation, cost, timing, progress and results of our current and future clinical trials and regulatory filings;
●	the timing of, and our ability to obtain and maintain, regulatory approvals for our existing or future product candidates;
●	the potential benefits of strategic partnership agreements and our ability to enter into selective strategic partnership agreements;
●	our ability to successfully commercialize our product candidates, including PRV-031 for the use in at-risk individuals, if approved;
●	our intellectual property position, including with respect to our trade secrets and the duration of our patent protection;
●	the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic on our ability to recruit candidates for clinical trials or on other clinical trial activities or to raise capital to support the development and commercialization of our product candidates;
●	our ability to maintain or protect the validity of our licensed patents and other intellectual property;
●	our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources and our need for additional financing; and
●	our anticipated use of proceeds from this offering.

All forward-looking statements contained in this prospectus, any accompanying prospectus supplement and in the documents incorporated herein or therein by reference are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the section entitled “Risk Factors” incorporated by reference herein from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and any risk factors contained in our subsequent filings with the SEC that are incorporated by reference herein. Please reference “Where You Can Find More Information.” These forward-looking statements speak only as of the date of this prospectus. Except to the extent required by applicable laws and regulations of the SEC, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

5

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from sales of the Common Stock pursuant to this prospectus. However, in the case of the Warrants issued to the selling stockholders pursuant to the Purchase Agreement, upon any exercise of the Warrants for cash, the selling stockholders would pay us an exercise price of $6.00 per share of Common Stock, subject to any adjustment pursuant to the terms of the Warrants. We expect to use any such proceeds to fund expenses in preparation for the potential launch of teplizumab, to advance our clinical development candidates, as well as for working capital and other general corporate purposes.

6

SELLING STOCKHOLDERS

Pursuant to the Purchase Agreement, we agreed to file the registration statement of which this prospectus is a part to cover the resale of the shares of our Common Stock and the shares underlying the Warrants and to keep such registration statement effective with respect to each selling stockholder until the date on which all of the shares of our Common Stock registered for resale under the registration statement have been disposed of in accordance with such registration statement, disposed of pursuant to Rule 144 under the Securities Act, or can be resold pursuant to Rule 144 without restriction or limitation (including without any limitation as to volume of sales and without the selling stockholder complying with any method of sale requirements or notice requirements under Rule 144). The shares issuable upon exercise of the Warrants will become eligible for sale by the selling stockholders under this prospectus only when the Warrants are exercised. We cannot predict when or whether any of the selling stockholders will exercise their Warrants.

We are registering the resale of the above-referenced shares to permit each of the selling stockholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of Common Stock that may be issued to the selling stockholders pursuant to the Purchase Agreement, plus the total number of shares of Common Stock issuable upon exercise of the Warrants issued to the selling stockholders. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders, we are referring to the shares of our Common Stock and the shares underlying the Warrants issued to the selling stockholders pursuant to the Purchase Agreement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Purchase Agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares of our Common Stock covered hereby may be offered from time to time by the selling stockholders.

The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling shareholders. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person’s name.

The following table sets forth the name of each selling stockholder, the number and percentage of our Common Stock beneficially owned by the selling stockholders as of July 15, 2022, the number of shares of our Common Stock that may be offered under this prospectus, and the number and percentage of our Common Stock beneficially owned by the selling stockholders assuming all of the shares of our Common Stock registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares of our Common Stock in the column “Number of Shares Offered” represents all of the shares of our Common Stock that a selling stockholder may offer and sell from time to time under this prospectus. The number of shares of Common Stock into which the Warrants beneficially held by each selling stockholder are exercisable are limited pursuant to the terms of the Warrants to a number of shares of Common Stock which would result in such selling stockholder having aggregate individual beneficial ownership of the total issued and outstanding shares of Common Stock over specified percentage thresholds (collectively, referred to as the “Beneficial Ownership Limitation”).

7

	Prior to Offering					After Offering
Name and Address	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with Sessa Capital (Master), L.P. 888 Seventh Avenue, 30th Floor New York, NY 10019.	16,286,848	(1)	19.9%	17,578,046	(2)	6,000,000	6.8%
Armistice Capital Master Fund Ltd. 510 Madison Avenue, 7th Avenue New York, NY 10022	4,439,512	(3)	5.5%	8,879,024	(4)	-	-%

(1) Includes (i) 14,879,023 shares of Common Stock held directly by Sessa Capital (Master), L.P (the “Fund”) and (ii) 1,407,825 shares of Common Stock issuable upon exercise of the Warrants. Excludes 7,471,198 shares of Common Stock issuable upon the exercise of Warrants, which are not exercisable within 60 days of July 15, 2022 by virtue of the beneficial ownership limitation described below. The number of shares of Common Stock into which the warrants are convertible is limited to that number of shares of Common Stock which would result in the stockholders, together with its affiliates, having an aggregate beneficial ownership of no more than 19.99% of the total issued and outstanding shares of Common Stock (the “19.99% Blocker”). Sessa Capital IM, L.P. is the investment manager of the Fund and may be deemed to beneficially own the shares held directly by the Fund. Sessa Capital GP, LLC is the general partner of the Fund and Sessa Capital IM GP, LLC is the general partner of Sessa Capital IM, L.P. and may be deemed to beneficially own the shares held directly by the Fund. John Petry is the manager of Sessa Capital GP, LLC and Sessa Capital IM GP, LLC and may be deemed to beneficially own the shares held directly by the Fund.

(2) Includes (i) 8,879,023 shares of Common Stock and (ii) 8,879,023 shares of Common Stock issuable upon the exercise of Warrants. The 19.99% Blocker was not taken into consideration for purposes of the number of shares offered in the offering.

(3) The Common Stock is directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. Excludes 4,439,512 shares of Common Stock issuable upon the exercise of Warrants, which are not exercisable within 60 days of July 15, 2022 by virtue of the beneficial ownership limitation described below. The number of shares of Common Stock into which the Warrants are convertible is limited to that number of shares of Common Stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 4.99% of the total issued and outstanding shares of Common Stock (the “4.99% Blocker”).

(4) Includes (i) 4,439,512 shares of Common Stock and (ii) 4,439,512 shares of Common Stock issuable upon the exercise of Warrants. The 4.99% Blocker was not taken into consideration for purposes of the number of shares offered in the offering.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock previously issued and the shares of Common Stock issuable upon exercise of the Warrants or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our Common Stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

9

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The selling stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

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To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will pay all expenses of the registration of the shares of Common Stock, including, without limitation, SEC filing fees. We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation (including without any limitation as to volume of sales and without the selling stockholder complying with any method of sale requirements or notice requirements under Rule 144).

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

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EXPERTS

The balance sheets of Provention Bio, Inc. and Subsidiary as of December 31, 2021 and 2020, and the related statements of comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2021, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the Common Stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of Common Stock in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of Common Stock offered by this prospectus.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at http://www.proventionbio.com under the “Investors—SEC Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 24, 2022;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 5, 2022.

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the SEC on May 5, 2022;

●	our Current Reports on Form 8-K, as filed with the SEC on March 21, 2022, May 20, 2022, June 3, 2022 and July 8, 2022 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-38552), as filed with the SEC on June 22, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Provention Bio, Inc., 55 Broad Street, 2nd Floor, Red Bank, New Jersey 07701 or you may call us at (908) 336-0360.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$12,544
Legal fees and expenses	$300,000
Accounting fees and expenses	$30,000
Miscellaneous fees and expenses	$17,456
Total	$360,000

Item 15. Indemnification of Officers and Directors.

The registrant’s Second Amended and Restated Certificate of Incorporation contains a provision that eliminates, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director or otherwise. The registrant’s Amended and Restated Bylaws provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person made a party to an action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The registrant has entered into and intends to continue to enter into indemnification agreements with its directors and officers, in addition to the indemnification provided for in the registrant’s Amended and Restated Bylaws. Pursuant to the indemnification agreements with the registrant’s directors and officers, the registrant has agreed to indemnify such directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party arising out of or relating to such director’s or officer’s status as the registrant’s director, officer, employee or agent, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the registrant.

The registrant maintains insurance on behalf of any person who is or was a director or officer of the registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16. Exhibits.

Exhibit Number	Description of Document
3.1	Second Amended and Restated Certificate of Incorporation of Provention Bio, Inc., effective as of July 19, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on July 19, 2018)
3.2	Amended and Restated By-Laws of Provention Bio, Inc., as adopted on May 19, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on May 20, 2020)
3.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Provention Bio, Inc., effective as of May 13, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on May 14, 2021)
4.1	Specimen Certificate representing shares of Common Stock of Provention (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-224801) filed on June 20, 2018)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on July 8, 2022)
10.1	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on July 8, 2022)
5.1*	Opinion of Ropes & Gray LLP
23.1	Consent of EisnerAmper LLP (filed herewith)
23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
107*	Filing Fee Table

* Previously filed

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Red Bank, State of New Jersey, on July 29, 2022.

Provention Bio, Inc.

By:	/s/ Ashleigh Palmer
Ashleigh Palmer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Ashleigh Palmer	Chief Executive Officer and Director	July 29, 2022
Ashleigh Palmer	(Principal Executive Officer)

/s/ Thierry Chauche	Chief Financial Officer	July 29, 2022
Thierry Chauche	(Principal Financial and Accounting Officer)

*	Director	July 29, 2022
Avery Catlin

*	Director	July 29, 2022
Sean Doherty

*	Director	July 29, 2022
John Jenkins, MD

*	Director	July 29, 2022
Wayne Pisano

*	Director	July 29, 2022
Nancy Wysenski

*By:	/s/ Thierry Chauche
Thierry Chauche
Attorney-in-Fact

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